AGREEMENT AND PLAN OF REORGANIZATION


                          by and between


                    BT Financial Corporation,


                               and


               First Philson Financial Corporation




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                       TABLE OF CONTENTS

ARTICLE I - DEFINITIONS                                         1
     1.01.     Definitions                                      1
     1.02.     Accounting Terms                                 5

ARTICLE II - THE MERGER                                         6
     2.01.     Merger                                           6
     2.02.     Conversion of Shares of Common Stock             6
     2.03.     Articles of Incorporation; By-Laws               7
     2.04.     Directors and Officers                           7
     2.05.     Closing                                          8
     2.06.     Exchange of Certificates for Stock and Cash      8
     2.07.     Termination of this Reorganization Agreement     9
     2.08.     Consequences of Termination                     10
     2.09.     Confidentiality                                 11
     2.10.     Public Disclosure                               11

ARTICLE III - SHAREHOLDER APPROVAL                             11
     3.01.     First Philson Shareholders Meeting              11
     3.02.     BT Financial Shareholders Meeting               12

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS         12
     4.01.     Representations and Warranties of First Philson 12
     4.02.     Representations and Warranties of BT Financial  26
     4.03.     Covenants of All Parties                        30
     4.04.     Covenants of First Philson                      33
     4.05.     Covenants of BT Financial                       38

ARTICLE V - CONDITIONS PRECEDENT                               42
     5.01.     Conditions Precedent to the Obligations of BT
                Financial                                      42
     5.02.     Conditions Precedent to the Obligations of
                First Philson                                  47
     5.03.     Waivers                                         50

ARTICLE VI - BROKERS AND EXPENSES                              51
     6.01.     Brokers                                         51
     6.02.     Expenses                                        51

ARTICLE VII - MISCELLANEOUS                                    51
     7.01.     Further Assurances                              51
     7.02.     Survival of Representations, Warranties and
                Covenants                                      51
     7.03.     Notices                                         52
     7.04.     Binding Effect                                  52

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     7.05.     Headings                                        53
     7.06.     Counterparts                                    53
     7.07.     Integration; No Third-Party Beneficiaries       53
     7.08.     Severability                                    53
     7.09.     Amendments                                      53
     7.10.     Governing Law                                   54
     7.11.     Incorporation by Reference                      54


Schedules and Exhibits
----------------------

Schedule 4.01(f)         First Philson - Financial Statements
Schedule 4.01(m)         First Philson - Loans
Schedule 4.01(p)         First Philson - Real Property
Schedule 4.01(q)         First Philson - Environmental Conditions
Schedule 4.01(q)(iii)    First Philson - Governmental Filings
Schedule 4.01(s)         First Philson - Leases
Schedule 4.01(t)         First Philson - Material Contracts
Schedule 4.01(v)         First Philson - Employee Benefits
Schedule 4.01(w)         First Philson - Employment Contract
Schedule 4.01(y)         First Philson - Bond Claim
Schedule 4.01(cc)        First Philson - Investments


Exhibit A   First Philson Financial Corporation Affiliates
             Agreement
Exhibit B   BT Financial Corporation Affiliates Agreement


----------------
[FN]
<F*> The Table of Contents is not part of this Agreement.

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               AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into as of this 23rd day of February, 1999(the "Reorganization Agreement"), by and among BT Financial Corporation, a business corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 551 Main Street, Johnstown, PA 15901 ("BT Financial"),

                              AND

First Philson Financial Corporation, a corporation organized and existing under the laws of Delaware with its principal office at 534 Main Street, Berlin, PA 15530 ("First Philson").

                           WITNESSETH:

           WHEREAS, the respective Boards of Directors of BT Financial and First Philson have determined that it would be in the best interests of their respective organizations, shareholders and customers and the communities served by them for First Philson to be merged with and into BT Financial (the "Merger") pursuant to this Reorganization Agreement, whereby the shareholders of First Philson will receive shares of common stock of BT Financial in exchange for their First Philson Common Stock; and

          WHEREAS, the respective Boards of Directors of BT Financial and First Philson have approved the proposed merger of First Philson with and into BT Financial upon the terms and conditions set forth in this Reorganization Agreement; and

          WHEREAS, the parties intend that the Merger will (i) be accounted for as a pooling of interests under generally accepted accounting principals and (ii) qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended
(the "Code").

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:


                            ARTICLE I
                           DEFINITIONS

     1.01.     Definitions.  The terms defined in this Section
1.01 shall have the meanings herein specified, unless the context clearly requires otherwise. Other terms used herein are defined elsewhere in this Reorganization Agreement.


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               "Affiliate" of a Party means a Person that,
          directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party.

               "AMEX" means the American Stock Exchange.

               "Articles of Merger" means the Articles of Merger delivered to the Department of State of the Commonwealth of Pennsylvania for filing pursuant to Sections 1921 et seq. of the BCL.

               "Bank" means First Philson Bank, N.A.

               "Banking Code" means the Pennsylvania Banking
          Code of 1965, as amended.

               "Bank Merger" means the merger of Bank with and into Laurel Bank, with Laurel Bank as the Resulting
          Institution.

               "BCL" means the Pennsylvania Business Corporation
          Law of 1988, as amended.

               "BT Financial Common Stock" means the common stock, par value $5.00 per share, of BT Financial.

               "CERCLA" means the Comprehensive Environmental
          Response, Compensation and Liability Act of 1980, as amended.

               "Certificate of Merger" means the Certificate of Merger delivered to the Secretary of State of Delaware for filing pursuant to Section 252 of the GCL.

               "Closing Date" shall have the meaning set forth in Section 2.05(a).

               "COBRA" means the Consolidated Omnibus Budget
          Reconciliation Act of 1986.

               "Comptroller" means the Office of the Comptroller of the Currency.

               "Computer Systems" means the hardware, software and embedded microcontrollers in noncomputer equipment.


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               "Department of Banking" means the Pennsylvania
          Department of Banking.

               "Effective Time" means the date and time specified in the Articles of Merger and Certificate of Merger.

               "Environmental Condition" shall have the meaning set forth in Section 4.01(q).

               "ERISA" means the Employee Retirement Income
          Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FDIA" means the Federal Deposit Insurance Act, as amended.

               "FDIC" means the Federal Deposit Insurance
          Corporation.

               "Federal Reserve Board" means the Board of
          Governors of the Federal Reserve System.

               "FHLMC" means the Federal Home Loan Mortgage
          Corporation.

               "First Philson Common Stock" means the common stock, $2.50 par value per share, of First Philson.

               "FNMA" means the Federal National Mortgage
          Association.

               "GCL" means the Delaware General Corporation Law, as amended.

               "GNMA" means the Government National Mortgage
          Association.

               "NASD" means the National Association of Securities Dealers, Inc.

               "NASDAQ" means the NASD Automated Quotations
          System.

               "Option" means the Option granted to BT Financial by First Philson under the Stock Option Agreement of even date herewith between BT Financial and First
          Philson.


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               "Owned Real Property" shall have the meaning set
          forth in Section 4.01(p).

               "Parties" means BT Financial and First Philson.

               "PBG" means the Pension Benefit Guaranty
          Corporation.

               "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

               "Permitted Dividend" means (a) a regular quarterly cash dividend declared and paid in accordance with First Philson's past practices as to time of declaration, payment and amount, whose aggregate amount shall not exceed the lower of (A) the higher of
          (i) $.13 1/2 per share, and (ii) the subtrahend of $.13 1/2 per share minus the amount of quarterly dividends paid since the date of this Agreement multiplied by the number of calendar quarters ending after the date of this Agreement, and (B) the higher of (i) the amount by which net income per share for the quarter ending immediately before the quarter in which such dividend is paid exceeded $.53 1/2 per share and (ii) the amount by which cumulative net income for each quarter ending after the date of this Agreement and before the quarter in which such dividend is paid shall have exceeded $.53 1/2 per share multiplied by the number of quarters ending after the date of this Agreement. The quarterly dividend for December 31,
          1999, may be increased in accordance with First
          Philson's past practices by an aggregate amount not to exceed $.01 per share, provided that the net income for the quarter ending September 30, 1999 shall have exceeded $.40 per share.

               "Joint Proxy Statement/Prospectus" means the
          Prospectus/Proxy Statement, together with any supplements thereto, to be sent to the shareholders of each of First Philson and BT Financial to solicit their votes in connection with the transactions contemplated by this Reorganization Agreement.

               "Registration Statement" means the registration statement on Form S-4 (or other appropriate form) of BT Financial, including any amendments or supplements thereto, as declared effective by the SEC under the Securities Act with respect to the issuance of BT Financial Common Stock in connection with the Merger and the approval by the shareholders of the transactions contemplated by this Reorganization Agreement, which Registration Statement shall include the Joint Proxy Statement/Prospectus.


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               "Regulatory Approvals" means all necessary
          approvals of the Merger by state and federal agencies, including the Department of Banking, the Federal
          Reserve Board, the FDIC and the Comptroller.

               "Schedules" means the disclosure schedules attached hereto and made a part hereof.

               "SEC" means the United States Securities and
          Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Service" means the United States Internal Revenue
          Service.

               "Subsidiary" means any corporation or other entity, the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly owned or controlled by a Party.

               "Surviving Corporation" means BT Financial after consummation of the Merger.

               "Taxes" means all federal, state and local taxes and similar governmental charges.

               "Transactions" means the negotiation and execution of this Reorganization Agreement and the consummation of the transactions contemplated hereby, and all related transactions.

               "Year 2000 Compliant" means all of the Computer Systems will correctly differentiate between years in different centuries that end in the same two digits, and will accurately process date/time data (including but not limited to calculating, comparing and sequencing) from into and between the twentieth and twenty-first centuries, including leap year calculations.

     1.02. Accounting Terms. For all purposes of this Reorganization Agreement, unless the context clearly requires otherwise, any accounting term not specifically defined in this Reorganization Agreement shall have the meaning given to it in accordance with generally accepted accounting principles and practices within the banking industry as in effect as of the date of this Reorganization Agreement.

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                        ARTICLE II
                        THE MERGER

     2.01. Merger. Upon satisfaction of the conditions set forth herein, at the Effective Time, First Philson shall merge with and into BT Financial in accordance with the provisions and procedures set forth herein, and BT Financial shall be the Surviving Corporation (the "Merger"). At the Effective Time, the separate corporate existence of First Philson shall cease and BT Financial shall succeed to all the rights, privileges, immunities and franchises, and all the property and assets, real, personal and mixed, of First Philson without the necessity for any separate conveyance or other transfer. Except as set forth in
Section 4.05(g), the Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of every kind and description, and neither the rights of creditors nor any liens on the property of First Philson shall be impaired by the Merger.

     2.02.     Conversion of Shares of Common Stock.

     (a) At the Effective Time, each share of First Philson Common Stock then outstanding, except treasury shares, shall be converted into the right to receive 1.667 shares of BT Financial Common Stock (the "Exchange Ratio"), unless the average closing price per share of BT Financial Common Stock on the NASDAQ National Market as reported in the Wall Street Journal for the thirty (30) consecutive trading days ending on the fifth trading day immediately preceding the mutually agreed upon mailing date of the Joint Proxy/Prospectus (the "Mailing Date")(the "Valuation Period") is less than $24 or more than $32.

          (i)  If the average per share price of BT
          Financial Common Stock is less than $24 for the Valuation Period, BT Financial shall have the option to adjust the Exchange Ratio by increasing the number of shares of BT Financial Common Stock included in the Exchange Ratio, so as to maintain a total consideration of $24 per share of Common
          Stock based on the average price per share for BT
          Financial Common Stock for the Valuation Period.
          If BT Financial does not elect to so adjust the Exchange Ratio, First Philson may elect to terminate this Agreement, and neither party shall have any further liability hereunder; or

          (ii) If the average price per share of BT
          Financial Common Stock for the Valuation Period is more than $32, BT Financial shall have the option to adjust the Exchange Ratio by reducing the number of shares of BT Financial Common Stock included in the Exchange Ratio, so that the total consideration does not exceed $32 per share of Common Stock based on the average price per share of BT Financial Common Stock for the Valuation Period.

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     (b)  At the Effective Time, by virtue of the Merger, and
without any action on the part of the shareholders of First Philson, each of the then issued and outstanding shares of First Philson Common Stock shall cease to exist and shall be deemed canceled, retired and eliminated, and all rights in respect thereof shall cease except the right to receive BT Financial Common Stock, regardless of whether the certificates representing such shares are surrendered to BT Financial by the shareholders of First Philson.

     (c) The Exchange Ratio shall be adjusted at the Effective Time to reflect any consolidation, split-up, other subdivision or combination of BT Financial Common Stock, any dividend payable in BT Financial Common Stock, or any capital reorganization involving the reclassification of BT Financial Common Stock subsequent to the date of this Reorganization Agreement and prior to such time. BT Financial shall register under the Securities Act all shares of BT Financial Common Stock to be issued in the Merger prior to the Effective Time.

     2.03. Articles of Incorporation; By-Laws. At the Effective Time, the articles of incorporation and bylaws of BT Financial as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation.

     2.04.     Directors and Officers.

          (a) The directors and principal officers of BT Financial immediately prior to the Effective Time shall be the directors and principal officers of the Surviving Corporation from and after the Effective Time. In addition, two directors of First Philson designated by First Philson, who shall be acceptable to BT Financial, shall become directors of BT Financial at the Effective Time to serve for such terms as may be determined by BT Financial consistent with its director retirement policies.

          (b) In addition, two directors of First Philson designated by First Philson, (who may include those persons selected to be directors pursuant to clauses (a) or (c) of this
Section 2.04), shall be acceptable to BT Financial, shall become directors of Laurel Trust Company at the Effective Time to serve until the 2001 annual meeting of the shareholders of BT Financial.

          (c) Immediately after the Bank Merger, two directors of First Philson, selected by First Philson (who may include those persons selected to be directors of BT Financial pursuant to clauses (a) or (b) of this Section 2.04) and acceptable to BT Financial shall be appointed to the Board of Directors of Laurel Bank, each to serve until the 2001 annual meeting of the shareholders of BT Financial.

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     2.05.     Closing.

     (a) The closing hereunder ("Closing") shall take place at the offices of Pepper Hamilton LLP, One Mellon Bank Center, Pittsburgh, Pennsylvania 15219, or such other place agreed upon by the Parties, on the Closing Date selected by the Parties which shall be the latest of:

          (i) Any business day within five business days after the receipt of the approval of the Merger by the Department of Banking;

          (ii) Any business day between the thirtieth and thirty-seventh day following receipt of the last Regulatory
          Approval, if all other conditions set forth in Article
          VI have been satisfied or waived;

          (iii) The fifth business day after any stay of any Regulatory Approval or any injunction against consummation of the Merger is lifted, discharged or dismissed, if all other conditions set forth in Article
          VI have been satisfied or waived;

          (iv) Such other date as shall be mutually agreed to in writing by the Parties on which all other conditions set forth in Article V shall have been satisfied or waived.

     (b)  Any Party may postpone the Closing Date fixed under
Section 2.05(a) once for a reasonable period of time (which shall be no more than thirty (30) days but in no event ending later than the day of automatic termination in accordance with Section 2.07(h)) if (i) necessary to enable it to perform any obligations hereunder, provided, that such Party provides prompt written notice to the other Parties of such postponement, stating the reasons therefor, or (ii) the other Party would have the right to terminate this Reorganization Agreement on the basis of the average per share price of BT Financial Common Stock for the Valuation Period under Section 2.02.

     (c) If First Philson or BT Financial shall fail to close because all the conditions precedent to its obligation to close shall not have been met on the Closing Date as postponed, such Party may immediately terminate this Reorganization Agreement by giving written notice of such termination to the other Party.

     2.06.     Exchange of Certificates for Stock and Cash.

     (a) Common Stock. After the Effective Time, each holder of a certificate for theretofore outstanding shares of First Philson Common Stock will be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of BT Financial Common Stock to which such shareholder is entitled as provided in Section 2.02 plus cash (payable by check) in lieu of any fractional share of BT Financial Common Stock to which such holder would otherwise be entitled. Such exchange will be effected upon surrender of such

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certificate to BT Financial or its exchange agent, together with a duly executed and completed Letter of Transmittal, which will be mailed to each holder of a certificate for theretofore outstanding shares of First Philson Common Stock by BT Financial or its exchange agent promptly following the Effective Time.

     (b) Fractional Shares. Neither certificates nor scrip certificates for fractions of shares of BT Financial Common Stock shall be issued. Holders of First Philson Common Stock who would but for Section 2.06(a) be entitled to receive fractions of shares of BT Financial Common Stock shall have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) which a holder shall possess in respect of a full share of BT Financial Common Stock issuable as a result of the Merger, and each such holder shall receive, in lieu of the applicable fraction of a share of BT Financial Common Stock, a cash payment equal to such fraction of a share of BT Financial Common Stock multiplied by the closing sales price on NASDAQ for a share of BT Financial Common Stock on the Closing Date as reported in the Wall Street Journal, or, if the BT Financial Common Stock is not traded on such date, the next succeeding day on which such stock is traded. No interest will be paid or accrued on cash payable upon surrender of certificates previously representing Common Stock.

     (c) Failure to Surrender Certificates. Until surrendered in accordance with the provisions of this Section 2.06, the certificates which immediately prior to the Effective Time represented issued and outstanding shares of Common Stock (except for certificates representing treasury shares) shall from and after the Effective Time represent for all purposes only the right to receive BT Financial Common Stock. Upon surrender of a certificate for theretofore outstanding shares of First Philson Common Stock, there shall be paid to the record holder of the certificate for shares of BT Financial Common Stock issued in exchange therefor (i) on the date of such exchange, the amount of dividends theretofore accrued and payable with respect to such full shares of BT Financial Common Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender. No interest shall be payable with respect to such dividends.

     (d)  Treasury Shares.  At the Effective Time, each share of
First Philson Common Stock held in treasury shall be canceled, retired and cease to exist and no consideration shall be paid therefor.

     2.07.     Termination of this Reorganization Agreement.
This Reorganization Agreement and the transactions contemplated hereby may be terminated:

     (a) At any time prior to the Effective Time by mutual consent of the Boards of Directors of BT Financial and First
Philson;

     (b)  As provided in Section 2.02(a);

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     (c)  As provided in Section 2.05(c);

     (d) At any time, by either Party hereto in writing, if the applications for prior approval referred to in Section 4.03(e) hereof have been denied, and the time period for appeals and requests for reconsideration has run;

     (e) At any time, by either Party hereto in writing, if the stockholders of either First Philson or BT Financial do not approve the transactions contemplated herein at the annual or special meetings duly called for that purpose;

     (f) At any time, by either Party in writing, if any of the conditions precedent to such Party's obligations to consummate the Merger has not been satisfied, fulfilled or waived by the Party entitled to so waive on or before the Closing Date, as postponed under Section 2.05(b);

     (g)  Upon exercise of the Option in whole or in part; or

     (h) In any event, automatically on December 31, 1999, if the Merger has not been consummated on or before such date, unless extended by mutual consent of the Parties.

     2.08. Consequences of Termination. Upon any termination hereunder:

     (a) Sections 2.08, 2.09 and 2.10 and Article VI hereof shall survive any termination;

     (b) If BT Financial terminates this Reorganization Agreement under Section 2.05(c) due to the failure of any of the conditions set forth in Section 5.01 (a), (b), (c), (m) or (n) and satisfaction of such condition was within the control of First Philson, or if this Reorganization Agreement terminates under Section 2.07(f), then First Philson shall reimburse BT Financial for attorneys' fees and other expenses reasonably incurred in connection with the Transactions [to the extent not already paid by First Philson to BT Financial]; any such failure of condition shall constitute a breach of this Reorganization Agreement, and BT Financial shall have all rights available in law and at equity for such breach of contract;

     (c) If First Philson terminates this Reorganization Agreement under Section 2.05(c) due to the failure of any of the conditions set forth in Section 5.02 (a), (b), (c), (l) or (m), and satisfaction of such condition was within the control of BT Financial or any of its Subsidiaries, then BT Financial shall reimburse First Philson for attorneys' fees and other expenses reasonably incurred in connection with the Transactions; such failure shall constitute a breach of this Reorganization Agreement, and First Philson shall have all rights available in law and at equity for such breach of contract;

     (d)  If BT Financial terminates this Reorganization
Agreement under Section 2.05(c) due to the failure of any of the conditions set forth in Section 5.01 (d), (g), (h), (j), (k), or
(l), then First Philson shall reimburse BT Financial for attorneys' fees and other expenses reasonably

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


incurred in connection with the Transactions [to the extent not already paid by First Philson to BT Financial] and upon payment in full thereof, First Philson shall have no further liability or obligation hereunder to BT Financial; and

     (e) If First Philson terminates this Reorganization Agreement under Section 2.05(c) due to the failure of any of the conditions set forth in Section 5.02 (g), (h) or (i), then BT Financial shall reimburse First Philson for attorneys' fees and other expenses reasonably incurred in connection with the Transactions and upon payment in full thereof, BT Financial shall have no further liability or obligation hereunder to First Philson.

     In no event shall the amount reimbursed for attorneys' fees and other expenses reasonably incurred in connection with the Transactions under clause (d) or (e) of this Section 2.08 exceed
$250,000.

     2.09. Confidentiality. In connection with the Merger, each Party has furnished and will furnish to the other Party, pursuant to this Reorganization Agreement or otherwise, confidential information concerning its business and financial condition. Each Party shall, and shall cause its employees, agents, accountants, attorneys and investment advisors to, maintain the confidentiality of such information received from the other Parties and shall not use such information for any purpose except in furtherance of the Merger and the other transactions contemplated hereby. In the event of a termination of this Reorganization Agreement, upon request by a Party, the other Party shall return or destroy all copies of written confidential information received from such Party, whether pursuant to this Reorganization Agreement or otherwise, and all documents prepared by them which contain such information.

     2.10. Public Disclosure. Each Party shall consult with the other Parties before issuing any press release or making any other public disclosure regarding the proposed Merger or the other transactions contemplated hereby and shall not issue any press release or make any other public disclosure prior to such consultations, except as may be required by law or by the rules of the AMEX or the NASD in the opinion of counsel. A copy of such press release or public disclosure (or, if not in written form, a written description thereof) shall be provided to the other Parties prior to the dissemination thereof.


                           ARTICLE III
                       SHAREHOLDER APPROVAL

     3.01. First Philson Shareholders Meeting. First Philson shall submit this Reorganization Agreement to its shareholders for approval in accordance with the GCL at a meeting duly convened and held on such date as shall be agreed upon by the Parties. In connection with such meetings, First Philson shall furnish the Joint Proxy Statement/Prospectus to its shareholders. The Board of Directors of First Philson shall recommend the proposed Merger to its shareholders and use their best efforts to obtain the affirmative vote of the

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

shareholders required to approve the transactions contemplated by this Reorganization Agreement.

     3.02. BT Financial Shareholders Meeting. BT Financial shall submit this Reorganization Agreement to its shareholders for approval in accordance with the BCL at a meeting duly convened and held on such date as shall be mutually agreed upon by BT Financial and First Philson. In connection with such meeting, BT Financial shall furnish the Joint Proxy Statement/Prospectus to its stockholders. The Board of Directors of BT Financial shall recommend the proposed Merger to its shareholders and use its best efforts to obtain the affirmative vote of the shareholders of BT Financial required to approve the transactions contemplated by this Reorganization Agreement.


                            ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.01.     Representations and Warranties of First Philson.
First Philson represents and warrants to BT Financial as follows:

     (a) Organization and Capitalization. First Philson is a corporation duly organized and validly existing under Delaware law. First Philson has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of First Philson consists of 10,000,000 shares of common stock having a par value of $2.50 per share, of which 1,742,400 shares are issued and outstanding as of the date hereof and no shares are held in the treasury of First Philson. To the knowledge of First Philson, all issued and outstanding shares of First Philson Common Stock are validly issued, fully paid and nonassessable. There is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating First Philson to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation.

     (b) The Bank. The Bank is a national banking association duly organized and validly existing under the National Bank Act. The Bank has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The Bank's deposits are insured by the Bank Insurance Fund of the FDIC. The authorized capital stock of the Bank consists of 300,000 shares of common stock having a par value of $10 per share, of which all shares are issued and outstanding as of the date hereof and no shares are held in the treasury of the Bank. All issued and outstanding shares of First Philson Common Stock are validly issued, fully paid and nonassessable. There is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating the Bank to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation. First Philson owns all of the issued and outstanding common stock of the Bank.

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


     (c) Flex Organization and Capitalization. Flex Financial Consumer Discount Company ("Flex") is a finance company validly existing under the laws of the Commonwealth of Pennsylvania. Flex has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Flex consists of 1,000 shares of common stock having a par value of $1.00 per share. All issued and outstanding shares of Flex common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by First Philson.

     (d) Authority for Transactions. This Reorganization Agreement has been, and the Articles of Merger and Certificate of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by First Philson, subject only to Regulatory Approvals and approval by the shareholders of First Philson, and each constitutes the valid and binding obligations of First Philson and are and will be enforceable in accordance with their respective terms.

     (e) No Conflicts. Neither the execution, delivery and performance of this Reorganization Agreement nor the consummation of the transactions contemplated hereby, nor compliance by First Philson and any of its Subsidiaries with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of First Philson or any of its Subsidiaries under any of the terms, conditions or provisions of,
(A) the articles of incorporation or bylaws, as amended, of First Philson or any of its Subsidiaries or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Philson or any of its Subsidiaries is a party or by First Philson or any of its Subsidiaries which is bound or to which any of First Philson's properties or assets or any of its Subsidiaries' properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on First Philson's or any of its Subsidiaries' business or financial condition, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to First Philson or any of its properties or assets or any of its Subsidiaries' or their properties or assets.

     (f) Financial Statements and SEC Documents. First Philson's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under Sections 13(a), 13(c) 14(d) and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed, with the SEC (collectively, the "SEC Documents") (i) complied or will comply in all

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

material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholder's equity and changes in cash flows, as the case may be, of the entity to entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

     (g) Certain Changes. Since December 31, 1998, there has been (i) no material adverse change in the financial condition, assets, liabilities, income or operations of First Philson, or any of its Subsidiaries, (ii) no material change in the organization or key personnel of First Philson or any of its Subsidiaries; (iii) no material damage, destruction or casualty loss with respect to property owned or leased by First Philson (whether or not covered by insurance) which affected or could affect the business or financial condition or results of First Philson; (iv) no changes in the authorized or issued shares of First Philson Common Stock and no declaration or payment of distributions with respect to the First Philson Common Stock or redemption or repurchase of any such shares, except for Permitted Dividends; or (v) no acquisition by First Philson or any of its Subsidiaries of the assets or more than 5% of the outstanding voting capital stock of another bank or trust company.

     (h) Taxes. First Philson and its Subsidiaries have filed when due all returns ("Returns") for and paid in full all state, federal and local Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true, correct and complete in all material respects. Any amounts set up as accruals or reserves in the audited financial statements of First Philson are sufficient for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of First Philson or any of its Subsidiaries prior to the dates of such financial statements. No claims are currently being made by any taxing authority with respect to any Return, and First Philson has no knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by First Philson and its Subsidiaries from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. First Philson and its Subsidiaries have not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit of any Return or the assessment or collection of any Tax. First Philson and its Subsidiaries have not made any payment, nor is either obligated to make any

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

payment, nor is it a party to any agreement that under certain circumstances could obligate it to make any payment, that would not be deductible under Code Sections 280G or 162(m).

     (i) Litigation. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any governmental body or arbitrator ("Litigation") is pending or, to the knowledge of First Philson, threatened against or affecting First Philson, or any of its Subsidiaries, or their respective businesses, business assets, Common Stock, or any of the transactions contemplated by this Reorganization Agreement, and, to the knowledge of First Philson, there is no basis for any Litigation. There is presently no outstanding judgment, decree or order of any governmental body against or affecting First Philson or any of its Subsidiaries, or their respective businesses, business assets, Common Stock, or any of the transactions contemplated by this Reorganization Agreement.

     (j) Compliance with Laws. First Philson and each of its Subsidiaries are in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. First Philson and the Bank have paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Comptroller.

     (k) Agreements with Banking Authorities. Neither First Philson nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Federal Reserve or the Comptroller or any other regulatory agency which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of First Philson or any of its Subsidiaries, nor has First Philson or any of its Subsidiaries been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

     (l) Regulatory Reports. First Philson and its Subsidiaries have made available for inspection by BT Financial (i) copies of all reports, if any, by First Philson or its Subsidiaries to the Comptroller and (ii) all material notices, reports and review letters received from the Federal Reserve or Comptroller or any other governmental agency.

     (m) Loans. Each loan outstanding on the books of the Bank is reflected correctly in all material respects by the loan documentation relating thereto, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, and was made in accordance with the Bank's standard loan policies. The Bank has not received notice from any obligor on any such loan of a dispute with respect to the loan or that the loan may be unenforceable against the obligor. All loans sold by the Bank, including whole loans and participations, were sold without recourse.

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


          As of December 31, 1998, except as set forth in
Schedule 4.01(m) attached hereto, the Bank: (i) had no loans, of any type or character, in its portfolio (A) exceeding its lending limits under applicable provisions of Pennsylvania and federal law, or (B) in violation of Regulation 0 or 12 C.F.R. Part 215, or similar provisions under Pennsylvania law; (ii) had no loans, of any type or character, in its portfolio in excess of $100,000 which were or should have been as of such date (A) considered non-performing or placed on a non-accrual status or (B) classified by as other loans specially mentioned, substandard, doubtful or loss loans, except in any case such loans as were listed on the Bank's most recent internal classified asset report, a copy of which has been made available to BT Financial. For purposes of this Reorganization Agreement, "non-performing" and "non-accrual" shall mean any loan delinquent for 90 days or more as to the payment of interest and/or principal.

     (n) Loan Loss Reserve. The loan loss reserve maintained by the Bank for all loans in its portfolio is in the best judgment of Bank management, adequate in all material respects under the requirements of generally accepted accounting principles and practices within the banking industry to cover all material known and anticipated risks of nonpayment with regard to the Bank's loan portfolio.

     (o) Core Deposits. The Bank has delivered to, or made available for inspection by, BT Financial a summary of the total amounts held by depositors that in the aggregate each have less than $100,000 on deposit with the Bank ("Core Deposits"). In addition, the Bank has delivered to, or made available for inspection by, BT Financial a complete list of all depositors that have monies on deposit at the Bank that are not Core Deposits.

     (p) Real Property. First Philson and its Subsidiaries have good and marketable title to the real property (including real estate owned or acquired through foreclosure) listed in Schedule 4.01(p) ("Owned Real Property"), free and clear of all material liens, leases, security interests, title retention agreements, encumbrances, restrictions, conditions, charges, equities and claims, except those referred to in First Philson's statement of financial condition dated December 31, 1998 or the notes thereto, liens for current Taxes not yet due and payable, any unfilled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or do not otherwise materially impair First Philson or any of its Subsidiaries, as the case may be. The present uses of the Owned Real Property are in compliance with the present zoning classifications assigned to such real property, and all improvements constructed on the land included in the Owned Real Property have been constructed in all material respects in accordance with the requirements of all applicable building, health, safety, environmental, zoning and other federal, state and local laws, ordinances, regulations, codes, licenses or permits applicable at the time of such construction, do not contain any defect in design or construction or otherwise, and have access to existing highways, roads and utility services. Neither First Philson nor any of its Subsidiaries have received any notice or request from any governmental authority, utility, insurer, board of fire authorities or similar organization for the performance of any work or alteration with respect to the Owned Real Property or for the termination or limitation of any access, services or insurance with respect thereto. All such

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

Owned Real Property is adequately insured against loss, except with respect to Environmental Conditions. Neither First Philson nor any of its Subsidiaries own any real property not listed in
Schedule 4.01(p).

     (q) Environmental. Except as disclosed in Schedule 4.01(q) attached hereto:

          (i) To the best knowledge of First Philson and its Subsidiaries, there are no Environmental Conditions. The term "Environmental Condition" means (x) the presence in surface water, groundwater, drinking water supply, land surface, subsurface strata, above-ground or underground storage tanks or other containers, or ambient air of any pollutant, contaminant, industrial waste, hazardous waste, polychlorinated biphenyls, radioactive materials, toxic or hazardous substances ("Hazardous Substances") or (y) any violation of any statute, ordinance, regulation, administrative order, judicial order or decree or other governmental requirement relating to the emission, discharge, deposit, disposal, leaching, migration or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation or disposal of any Hazardous Substance (i) arising out of or otherwise related to the operations or other activities (including the disposition of such materials or substances) of First Philson, or any of its Subsidiaries, or of any predecessor in title, interest or line of business to First Philson, conducted or undertaken prior to the Closing, or (ii) existing at or prior to the Closing at any Owned Real Property, any real property leased by First Philson, or any of its Subsidiaries, ("Leased Real Property"), any real property securing outstanding loans ("Secured Real Property"), or any property previously owned, leased, occupied, used or foreclosed upon ("Prior Property");

          (ii) No investigation, administrative order, consent order, agreement, litigation or settlement with respect to any Environmental Condition is proposed, threatened or in existence, and First Philson and its Subsidiaries have not received any communication from or on behalf of any governmental authority that alleges that any such Environmental Condition exists;

          (iii) First Philson and its Subsidiaries have obtained, hold, and will maintain all permits, licenses, authorizations, consents, approvals, waivers, variances or exemptions ("Governmental Approvals") issued by any federal, state, local, foreign, regional or other judicial, governmental, administrative or regulatory authority or instrumentality ("Governmental Authority") required under any federal, state, local or foreign statutory or common law, rule, regulation, ordinance, code, policy, guidelines or Governmental Approvals, relating to Environmental Law for the ownership, use, occupation, operation and other activities of First Philson and any of its Subsidiaries, any Owned Real Property, Leased Real Property, Secured Real Property and Prior Property. First Philson

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

          and its Subsidiaries have made to any Governmental Authority all filings, reports, registrations, notices or other submissions ("Governmental Filings") required under Environmental Laws with respect to the ownership, use, occupation, operation and other activities of First Philson and any of its Subsidiaries and the Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property. Such required Governmental Approvals and Governmental Filings are listed on Schedule 4.01(q)(iii) attached hereto. The term "Environmental Law" means all statutory and common law, rules, regulations, ordinances, Governmental Approvals, guidelines, policies, judicial or administrative orders or decrees of any federal, state or local Governmental Authority relating to the protection of human health and safety or the environment.

          (iv) Neither First Philson nor any of its Subsidiaries have transported or disposed of any Hazardous Substances or arranged for the transportation or disposal of such Hazardous Substances to any location which is listed or to the knowledge of First Philson or any of its Subsidiaries proposed for listing under CERCLA, a comparable state statute or other Environmental Law, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against First Philson or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA. None of the Owned Real Property, Leased Real Property, Secured Real Property or Prior Property is listed or, to the knowledge of First Philson, or any of its Subsidiaries, proposed for listing under CERCLA or a comparable state or other Environmental Law.

          (v)  Each of the Governmental Approvals set forth in
          Schedule 4.01(q)(iii) is in full force and effect and is final, any fixed period for appeal or review having elapsed (other than as to ongoing compliance or modification during the term of such Governmental Approval as otherwise provided by law or as indicated in Schedule 4.01(q)(iii)). No such Governmental Approval is subject to any pending suit, action, investigation of which First Philson or its Subsidiaries has notice, proceeding or appeal (whether judicial, administrative or otherwise) and, to the best of First Philson's knowledge, no such matter is threatened.

          (vi) To the knowledge of First Philson or its Subsidiaries, with respect to First Philson's or its Subsidiaries' operations or other activities, any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, First Philson and each of its Subsidiaries have complied in all material respects with, and currently are in compliance in all material respects with: (A) the terms and conditions of all Governmental Approvals issued or required pursuant to any Environmental Law, and (B) all other limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any

PT:#23621 v8($8507!.WPD)          18

          Environmental Law, or in any written notice, order, or demand letter issued, entered, promulgated, or approved pursuant to any Environmental Law;

          (vii) Neither First Philson nor any of its Subsidiaries have received any notice of violation or other notification from any Governmental Authority, or any written notice from any third party, alleging that First Philson or any of its Subsidiaries is now or has been in violation of any Environmental Law;

          (viii) To the knowledge of First Philson and its Subsidiaries, no ozone depleting substances ("ODS"), polychlorinated biphenyls ("PCBs"), asbestos containing material ("ACM"), or urea formaldehyde insulation ("UFI") is present on or at any Owned Real Property, Leased Real Property, Secured Real Property or any Prior Property and First Philson and each of its Subsidiaries have complied with all regulatory requirements relating to the storage, removal, disposal or release, if any, of ODS, ACM, PCB, or UFIs which currently are or may in the past have been located on or at any Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property.

          (ix) To the knowledge of First Philson and each of its Subsidiaries, there are not now any underground or aboveground storage tanks and associated piping ("Storage Tanks") on or at any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, nor has First Philson nor any of its Subsidiaries owned or operated Storage Tanks at any time.

          (x) With respect to the ownership, use, occupation, operation and other activities of First Philson, any Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property, neither First Philson nor any of its Subsidiaries have received any written request for information from any Governmental Authority or other Person related to any site which is, or may be, subject to actions for removal, response, remediation or cleanup of Hazardous Substances, including, but not limited to, any information request pursuant to CERCLA, comparable state statutes, or other Environmental Law;

          (xi) To the knowledge of First Philson, neither First Philson nor any of its Subsidiaries, nor any other Person ever caused or permitted any Hazardous Substances to be placed, stored, treated, handled or located on, under or at any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property or any part thereof other than in the ordinary course of business and in compliance with all Environmental Laws.

          (xii) First Philson and its Subsidiaries have complied in all material respects with all applicable provisions of any Environmental Laws that condition, restrict or prohibit the transfer, sale, lease or closure of any property for environmental

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

          reasons; no environmental lien has attached to any portion of First Philson or any of its Subsidiaries or any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, and no governmental actions have been taken or are in progress that could subject any or all of the foregoing to any such lien.

          (xiii) There have been no past and there are no pending or contemplated claims by First Philson or any of its Subsidiaries, under any Environmental Laws based on actions of others that may have impacted any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, and neither First Philson nor any of its Subsidiaries have entered into any agreement with any Person regarding liabilities or responsibilities with respect to (i) any Environmental Law, (ii) remedial action or (iii) other environmental expense (including contingent liabilities).

          (xiv) Neither First Philson nor any of its Subsidiaries have agreed to retain, assume or guarantee the costs of any investigation, removal, response, remediation or cleanup of any property.

          (xv) First Philson and its Subsidiaries have provided copies of all material reports, documents and other information pertaining to compliance with Environmental Laws and environmental matters or liabilities arising out of, resulting from or in connection with the operations of First Philson or any of its Subsidiaries, any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property.

     (r) Personal Property. All personal property used by First Philson and its Subsidiaries in its business is either owned or leased by First Philson or its Subsidiaries and is suitable for the operations and business as currently conducted by First Philson and its Subsidiaries.

     (s) Leases. All leased real property and leased personal property of First Philson and its Subsidiaries is listed in
Schedule 4.01(s) attached hereto.  Except as disclosed in
Schedule 4.01(s), no consents or approvals are required under the leases for such property in connection with the transactions contemplated by this Reorganization Agreement.

     (t) Material Contracts. True, correct and complete copies of all material contracts, agreements, plans, loans, leases, indentures, mortgages, instruments, or other commitments, arrangements, understandings, letters of credit or undertakings, oral or written, formal or informal, to which First Philson or any of its Subsidiaries is a party or otherwise bound or to which its assets may be affected have been submitted or made available to BT Financial or are included as part of Schedule 4.01(t) (hereinafter referred to individually as a "Contract" and collectively as the "Contracts"). There is no breach or default (or an event which, with notice or lapse of time or both, would constitute a default) by First Philson or any of its Subsidiaries of or with respect to any provision of any Contract to which First Philson is a party that could have a

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

material adverse effect upon the financial condition, operations, results of operations or business of First Philson. All such Contracts, including but not limited to all contracts relating to the purchase and sale of loans, are or will be assignable to BT Financial or BT Financial, as the case may be, without further action thereby effective as of the Closing Date, except as listed in Schedule 4.01(t). Neither First Philson nor any of its Subsidiaries is currently renegotiating any Contract.

     (u) Insurance. Neither First Philson nor any of its Subsidiaries is in default with respect to any provisions of any liability or other forms of insurance held by each or has failed to give any notice or present any claim thereunder in a due and timely fashion. All polices of insurance are in full force and effect and are carried in an amount and are otherwise adequate to protect First Philson from any material adverse loss on a consolidated basis. Neither First Philson nor any of its Subsidiaries have been denied any application for insurance or had any policy of insurance terminated during the past three years, nor has First Philson or any of its Subsidiaries been notified of any pending termination.

     (v)  Employee Benefits.

          (i) Benefit Plans; Company Plans. Schedule 4.01(v) discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, consultant, bonus, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other incentive, welfare or employee benefit plan, agreement, contract, policy, trust fund or arrangement (each a "Benefit Plan"), whether or not funded and whether or not terminated,
          (i) maintained or sponsored by First Philson or any of its Subsidiaries, or (ii) with respect to which First Philson or any of its Subsidiaries has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of First Philson or any of its Subsidiaries or their beneficiaries, or (iv) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "Company Plan"). For each Company Plan, to the extent applicable to each such Company Plan, complete copies of the following have been delivered to BT Financial (but in any event, no later than seven (7) days prior to the Closing
          Date): (i) the documents embodying the Company Plans, including the plan documents, all amendments thereto, the related trust or funding agreements, investment management agreements, administrative service contracts, insurance contracts, union or trade agreements and, in the case of any unwritten Company Plans, written descriptions thereof; (ii) annual reports including Forms 5500 and all schedules thereto for the last three years; (iii) financial statements for the last three years; (iv) actuarial reports, if applicable, for the last three years; and (v) each

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

          communication (other than routine communications) received by First Philson or any of its Subsidiaries from or furnished by First Philson or any of its Subsidiaries to the Service, DOL, PBGC or other governmental authorities. First Philson and its Subsidiaries have also furnished to BT Financial a copy of the current summary plan description and each summary of material modification prepared in the last three years for each Company Plan, and all employee manuals, handbooks, policy statements and other written materials given to employees relating to any Company Plans. No oral or written representations or commitments inconsistent with such written materials have been made to any employee of by any member of the Company Group or any employee or agent thereof.

          (ii) Company Group Matters. First Philson has never been a member of a controlled group of corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

          (iii) Compliance. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all material respects in compliance with all applicable Laws including, without limitation, all applicable requirements of the Code and any predecessor federal income tax laws, ERISA, the health care continuation requirements of COBRA, and any applicable collective bargaining agreements. Without limiting the generality of the foregoing, First Philson and its Subsidiaries have provided all notices and other correspondence to employees and former employees required by the health care continuation provisions of COBRA. Each of the Company Plans and all related trusts, insurance contracts and funds have also been created, maintained, funded and administered in all material respects in compliance with applicable law, the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. To the knowledge of First Philson and its Subsidiaries, no Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty.

          (iv) Qualified Plans. Schedule 4.01(v) discloses each Company Plan that purports to be a qualified plan under
          Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). Each Qualified Plan has received a determination letter (or opinion or notification letter, if applicable) from the Service that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter in a manner that might adversely affect the qualification of such plan under Sections 401(c) and 501(a) of the Code. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of

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

          the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          (v)  Defined Benefit Plans; Multi-employer Plans.
          Schedule 4.01(v) discloses each Company Plan that is a defined benefit plan as defined in Section 3(35) of ERISA (a "Defined Benefit Plan"). No Company Plan is a multi employer plan as defined in Section 3(37) or 4001(a)(3) of ERISA. Neither First Philson nor any of its Subsidiaries have a material liability for any Company Plan that is not accrued on the December 31, 1998 Balance Sheet or, that has arisen after December 31, 1998 and on and before the Closing.

          (vi) Prohibited Transactions; Fiduciary Duties; Post-Retirement Benefits. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Plan exists or has occurred that could subject First Philson or any of its Subsidiaries, directly or indirectly, to any material liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No reportable event
          (within the meaning of Section 4043(b) of ERISA) with respect to any Company Plan exists or has occurred that could result in any tax or liability material to First
          Philson or any of its Subsidiaries. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that could subject First
          Philson or any of its Subsidiaries, directly or indirectly, to any material liability for a breach of fiduciary or other duty under ERISA or any other applicable law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section
          3(1).

          (vii) Except as set forth on Schedule 4.01(v), the consummation of the transactions contemplated hereby will not create, accelerate or increase any liability under any Company Plan because of the creation, acceleration or increase of any rights or benefits to which employees are entitled hereunder, and no payment required under any Company Plan in connection with the transactions contemplated hereby shall be non-deductible for federal income tax purposes by reason of
          Section 280G of the Code.

     (w) Labor Relations. There are no pending or threatened labor disputes with any employees of First Philson or employees of any of its Subsidiaries. Neither First Philson nor any of its Subsidiaries are a party to a collective bargaining agreement with any of its employees. Neither First Philson nor any of its Subsidiaries has existing employment contracts with any of its current or former employees, directors or officers, with the exception of those agreements listed in Schedule 4.01(w).

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

     (x) Related Party Transactions. Neither First Philson nor any of its Subsidiaries have current contractual arrangements with or commitments to or from any officers, directors or employees of each other than such as are terminable at will. All current extensions of credit to the shareholders, officers, directors and employees of First Philson or any of its Subsidiaries as well as business organizations and individuals associated either have been made in the ordinary course of First Philson's or any of its Subsidiaries' business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other banking customers, and did not, at the time they were entered into, involve more than the normal risk of collectibility or present other unfavorable features and are in compliance with all applicable regulations of the FDIC. Since December 31, 1992, all transactions with the shareholders, officers, directors and employees of have complied in all material respects with the rules of the FDIC regarding such transactions, including delivery of all reports required thereunder. The transactions contemplated by this Reorganization Agreement will not (either alone, or upon the occurrence of any act or event, lapse of time or the giving of notice or failure to cure) result in any payment (severance or otherwise) becoming due from any of the Parties to any director, officer or employee of First Philson or any of its Subsidiaries, except as contemplated herein.

     (y) Fidelity Bonds. First Philson and each of its Subsidiaries maintained continuously fidelity bonds insuring it against acts of dishonesty by each of its employees in aggregate amounts as are customary, usual and prudent for banking institutions of its size, which coverage currently is $1,000,000.00. Since December 31, 1992, there have been no claims under such bonds with the exception of the claim disclosed in Schedule 4.01(y), and neither First Philson nor any of its Subsidiaries is aware of any facts which would form the basis of a claim under such bonds. Neither First Philson nor any of its Subsidiaries has reason to believe that its fidelity coverage will not continue to be available on substantially the same terms as its existing coverage.

     (z) Representations Not Misleading. No representation or warranty by First Philson or any of its Subsidiaries in this Reorganization Agreement contains, and no written statement, exhibit or schedule furnished to BT Financial by or on behalf of First Philson or any of its Subsidiaries under this Reorganization Agreement will contain as of the date thereof, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect, when taken as a whole.

     (aa) Information Provided by First Philson. All information to be provided in writing by First Philson or any of its Subsidiaries for use in the Joint Proxy Statement/Prospectus in connection with each of the meetings of shareholders of First Philson and BT Financial contemplated hereby or in any application made by BT Financial to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by First Philson or any of its Subsidiaries for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with

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

applicable laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     (bb) Consents and Approvals. Except for: (i) the filing with any federal or state governmental authority of a Joint Proxy Statement/Prospectus, a Registration Statement and any other applicable securities filings relating to the issuance of BT Financial Common Stock and each of the meetings of the shareholders of First Philson and BT Financial; (ii) Regulatory Approvals; (iii) the approval of the shareholders of First Philson; (iv) the approval of the shareholders of BT Financial;
(v) the obtaining of third party consents as set forth in the Schedules attached hereto; (vi) the expiration of any regulatory waiting period and (vii) the notification of AMEX and NASDAQ, no consents or approvals of or filings or registrations with any third party or any public body, agency or authority are necessary in connection with the execution and delivery by First Philson of this Reorganization Agreement and its performance of the transactions contemplated hereby.

     (cc) Investments. Except as set forth in Schedule 4.01(cc) attached hereto, the investments reflected in First Philson's statement of financial condition as of December 31, 1998 are a true, correct and complete list of the investments of First Philson.

     (dd) Intellectual Property. First Philson and its Subsidiaries have no (i) patents, trademarks, tradenames, and copyrights and applications therefor or (ii) trade secrets (collectively referred to as the "Intellectual Property"). No claim, suit or action is pending or, to the knowledge of First Philson or any of its Subsidiaries, threatened alleging that First Philson or any of its Subsidiaries is infringing upon the intangible property rights of others, or that their use of the Intellectual Property infringes or conflicts with the rights of others.

     (ee) Minute Books. The minute books of First Philson and each of its Subsidiaries, which have been and will continue to be made available through the Closing Date to BT Financial, contain true, correct and complete records of all meetings of the shareholders, the Board of Directors and all committees thereof and accurately reflect all of the corporate action of the shareholders, the Board of Directors and all committees thereof.

     (ff)  Reverse Repurchase Agreements.  Neither First Philson
nor any of its Subsidiaries   have any agreements pursuant to
which purchased securities are subject to an agreement to resell.

     (gg) Shareholder and FDIC Reports. First Philson and its Subsidiaries have delivered to, or made available for inspection by, BT Financial copies of all reports to its shareholders and the FDIC made by it with respect to the three (3) years ended December 31, 1998 and for all calendar quarters subsequent thereto. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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

     (hh) Deposit Insurance. The deposits of the Bank are insured by the Bank Insurance Fund of the FDIC in accordance with the provisions of the FDIA, and has paid all assessments and filed all reports required by the FDIA.

     (ii)  Pooling; Reorganization.   First Philson is not aware
of any reason why the Merger may not qualify for pooling-of-interests accounting treatment or as a reorganization under
Section 368(A) of the Code.

     (jj) Year 2000 Status. First Philson and each of its Subsidiaries have conducted a thorough inventory and assessment of the hardware, software and embedded microcontrollers in noncomputer equipment (collectively, the "Computer Systems") used by First Philson and its Subsidiaries in its business, in order to determine which parts of the Computer Systems are not Year 2000 Compliant (as defined below) and to estimate the cost of rendering such Computer Systems Year 2000 Compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or may produce incorrect calculations or otherwise malfunction without becoming totally inoperable. Based on the above inventory and assessment, the estimated total cost of rendering the Computer Systems Year 2000 Compliant is $100,000, which expenditure has been included in the budget adopted by First Philson for 1999.

     4.02.     Representations and Warranties of BT Financial.

     BT Financial represents and warrants to First Philson as follows:

          (a) Organization and Capitalization. BT Financial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of BT Financial consists of 20,000,000 shares of common stock having a par value of $5.00 per share, of which 12,985,292 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of BT Financial Common Stock are validly issued, fully paid and nonassessable and all shares of BT Financial Common Stock to be issued in the Merger shall be validly issued, fully paid and nonassessable.

     (b) Laurel Bank Organization and Capitalization. Laurel Bank is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a member of the Federal Reserve System. Laurel Bank has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Laurel Bank consists of 981,864 shares of common stock having a par value of $5.00 per share. All issued and outstanding shares of Laurel Bank common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by BT Financial.

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

     (c) Authority for Transactions. This Reorganization Agreement has been, and the Articles of Merger and Certificate of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by BT Financial, subject only to receipt of Regulatory Approvals, and each constitute and will constitute the valid and binding obligations of BT Financial and are and will be enforceable in accordance with their respective terms.

     (d) No Conflicts. Neither the execution, delivery and performance of this Reorganization Agreement by BT Financial, nor the consummation of the transactions contemplated hereby, nor compliance by BT Financial with any of the provisions hereof will
(i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BT Financial or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of BT Financial, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BT Financial or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on BT Financial's business or financial condition on a consolidated basis, or (ii) subject to compliance with all applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

     (e) Financial Statements and SEC Documents. BT Financial's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under Sections 13(a), 13(c) 14(d) and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed, with the SEC (collectively, the "SEC Documents") (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholder's equity and changes in cash flows, as the case may be, of the entity or entities to which it relates

PT:#23621 v8($8507!.WPD)          27
for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

     (f) Certain Changes. Since December 31, 1998, there has been: (i) no material adverse change in the consolidated financial condition, assets, liabilities, income or operations of BT Financial taken as a whole; (ii) no material adverse change in the organization or key personnel of BT Financial or any of its Subsidiaries, except for changes in the ordinary course of business, none of which, individually or in the aggregate, has been material to the business or financial condition of BT Financial on a consolidated basis; (iii) no material damage, destruction or casualty loss with respect to property owned or leased by BT Financial or any of its Subsidiaries (whether or not covered by insurance) which affected or could affect the business or financial condition or results of BT Financial on a consolidated basis; or (iv) no acquisition by BT Financial of the assets or more than 5% of the outstanding voting capital stock of another savings association, bank or company.

     (g) Litigation. Except for any matters referred to in its financial statements referred to in Section 4.02(e), (i) there are no suits, actions, investigations (formal or informal), proceedings or claims pending or, to the knowledge of BT Financial, threatened against BT Financial or any of its Subsidiaries or their respective assets or business or against their respective officers or directors (in their capacity as such) in law or at equity or before any governmental agency which are reasonably expected by BT Financial to have a material adverse effect on the business, properties, assets, operations or liabilities of BT Financial on a consolidated basis, or its right to conduct its business as presently conducted, and (ii) neither BT Financial nor any of its Subsidiaries is presently subject to any injunction, order or other decree of any court or other governmental agency of competent jurisdiction.

     (h) Compliance with Laws. To the knowledge of BT Financial, BT Financial and each of its Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply which, in the aggregate, would not have a material adverse effect on the conduct of, or the financial or other condition of, BT Financial's business on a consolidated basis. BT Financial and its Subsidiaries have paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Department of Banking, the Federal Reserve and the FDIC.

     (i) SEC and Shareholder Reports. BT Financial has delivered to First Philson, or made available for inspection by First Philson, all reports to its shareholders and the SEC made by it with respect to the four (4) years ended December 31, 1998. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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

     (j) Registration Statement. All information relating to BT Financial and its Subsidiaries which is included in the Registration Statement at the time it becomes effective and each amendment or supplement thereto will be accurate and complete, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (k) Representations Not Misleading. No representation or warranty by BT Financial in this Reorganization Agreement contains, and no written statement, exhibit or schedule furnished to, by or on behalf of BT Financial under this Reorganization Agreement will contain as of the date thereof, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect, when taken as a whole.

     (l) Information Provided by BT Financial. All information to be provided in writing by BT Financial for use in the Joint Proxy Statement/Prospectus in connection with each of the meetings of shareholders of First Philson and BT Financial contemplated hereby or in any application made by BT Financial to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by BT Financial for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with applicable laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     (m) Consents and Approvals. Except for: (i) the filing with any federal or state governmental authority of a Joint Proxy Statement/Prospectus, a Registration Statement and any other applicable securities filings relating to the issuance of BT Financial Common Stock and each of the meetings of First Philson and BT Financial shareholders at which the Merger is to be considered and the review and clearance thereof by such governmental authorities, (ii) receipt of Regulatory Approvals, and (iii) the expiration of any regulatory waiting period, and
(iv) the notification of AMEX and NASDAQ, no consents or approvals of or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with the execution and delivery by BT Financial of this Reorganization Agreement and its performance of the transactions contemplated hereby.

     (n) Taxes. BT Financial and its Subsidiaries have filed when due all returns ("Returns") for and paid in full all Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true and correct. Any amounts set up as accruals or reserves in the audited consolidated financial statements of BT Financial are sufficient for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of BT Financial or any of its Subsidiaries prior to the dates of such financial statements. No claims are currently being made by any taxing authority with respect to any Return, and BT Financial has no

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

knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by BT Financial and its Subsidiaries from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. BT Financial has not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit for any Return or the assessment or collection of any Tax.

     (o) Agreements with Banking Authorities. Neither BT Financial nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Department of Banking, the Federal Reserve or the FDIC, which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of BT Financial and its Subsidiaries, nor has BT Financial or any of its Subsidiaries been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

     (p) Pooling; Reorganization. BT Financial is not aware of any reason why the Merger may not qualify for pooling-of-interests accounting treatment or as a reorganization under
Section 368(A) of the Code.

     (q) Employment Matters. BT Financial intends to offer all employees of First Philson and its Subsidiaries with 15 or more years of employment with First Philson or its Subsidiaries, employment for one year with BT Financial or its Subsidiaries, and thereafter employment-at-will. Such employment will include such salaries and benefits commensurate with the salaries in comparable positions at BT Financial or its Subsidiaries as the case may be.

     (r) Year 2000 Status. BT Financial and each of its subsidiaries have conducted a thorough inventory and assessment of the hardware, software and embedded microcontrollers in noncomputer equipment (collectively, the "Computer Systems") used by BT Financial and its Subsidiaries in its business, in order to determine which parts of the Computer Systems are not Year 2000 Compliant and to estimate the cost of rendering such Computer Systems Year 2000 Compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or may produce incorrect calculations or otherwise malfunction without becoming totally inoperable. Based on the above inventory and assessment, the estimated total cost of rendering the Computer Systems Year 2000 Compliant is $756,000, of which $500,000 has already been spent and the remaining amount expected for completion, $256,000 has been included in the budget adopted by BT Financial for 1999.

     4.03. Covenants of All Parties. Each of the Parties covenants and agrees that:

     (a) Conduct of Business. From and after the date hereof and until the Closing Date, each Party shall, and shall cause each of its Subsidiaries to:

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


          (i) carry on its business diligently and substantially in the same manner as heretofore and, except as otherwise provided in this Reorganization Agreement, will not institute any unusual or novel methods of management or operation of its properties or business;

          (ii) maintain its books and records in the usual, ordinary and normal course;

          (iii) promptly advise the other Parties in writing of (A) the initiation of any litigation of any kind against it or any litigation by it and (B) the happening of any event which in the reasonable belief of its management may have an adverse effect on either First Philson, or BT Financial on a consolidated basis, as the case may be;

          (iv) continue in effect its present insurance coverage at the present levels on all properties, assets, business and personnel;

          (v) use its best efforts to preserve its business organization intact, to keep available its present employees, to preserve its relationships with customers and others having business dealings with it and to maintain all of its tangible property in customary repair, order and condition (reasonable wear and tear excepted); and

          (vi) ensure that its executive officers shall meet periodically with the executive officers of the other Parties to exchange information on their respective institutions, and to facilitate an orderly transition following the Closing Date.

     (b) Environmental Studies. Within sixty days following the date of this Reorganization Agreement, BT Financial shall cause to be completed, at its sole cost and expense, a Phase I environmental assessment ("Phase I assessment") of all real estate owned by First Philson (the "Premises") and shall deliver a copy of each such Phase I assessment to First Philson. If BT Financial should determine pursuant to the results of any such Phase I assessment that (A) there has been an Environmental Condition affecting the Premises or any storage, discharge, disposal, release or emission of any Hazardous Substance in, on or from the Premises and (B) BT Financial reasonably believes that it could become responsible for the remediation of such storage, discharge, disposal, release or emission or become liable for monetary damages resulting therefrom, and (C) the remediation costs or potential liability is greater than $100,000, then BT Financial shall inform First Philson in writing with specificity, including a good faith estimate of the cost of remediation, within thirty (30) days of BT Financial's receipt of the Phase I assessment, and BT Financial may, in its sole discretion, terminate this Reorganization Agreement.

     (c) Mutual Cooperation on Tax Matters. First Philson and BT Financial shall each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any Tax audit, or any judicial or

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

administrative proceedings relating to any Tax, and each will retain and provide the other with any records or information that may be relevant to such Tax return, Tax audit, proceeding or determination. The party requesting assistance hereunder shall reimburse the other for direct expenses incurred in providing such assistance.

          (d) Fulfillment of Agreements. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other under Article VI that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Reorganization Agreement.

          (e) Bank Regulatory Applications. As promptly as practicable after the date hereof, BT Financial, (i) shall submit any requisite applications for prior approval of the transactions contemplated herein and in the Certificate of Merger between First Philson and BT Financial and the Articles of Merger between Laurel Bank and the Bank to the appropriate federal and state (if applicable) financial institution regulatory authorities depending upon the structure of the Merger, (ii) BT Financial shall submit applications for prior approval of the Merger to the Federal Reserve Board, and (iii) each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger. BT Financial and First Philson represent and warrant to the other that all information concerning it, its Affiliates and their respective directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     (f)  Adverse Actions.  No party will:

          (i) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying
          (1) for pooling-of-interests accounting treatment or
          (2) as a reorganization within the meaning of Section 368(A) of the Code; or

          (ii) knowingly take any action that is intended or is reasonably likely to result in

               (A) any of its representations or warranties set forth in the Plan being or becoming untrue in any material respect at any time prior to the Effective Time,

               (B) any of the conditions to the Merger set forth in Article IV not being satisfied, or

               (C) a material violation of any provision of this Plan.

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


     4.04.     Covenants of First Philson.

     First Philson hereby covenants and agrees that:

     (a) Access to Corporate Records. Until the Closing Date, First Philson and each of its Subsidiaries shall give BT Financial and its representatives full access during normal business hours to all their respective property, documents, contracts and records and such information with respect to their business affairs and properties as BT Financial from time to time may reasonably request; provided, however, that First Philson and each of its Subsidiaries shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this Section 4.04(a) shall be and remain subject to the confidentiality provisions of Section 2.09 of this Reorganization Agreement.

     (b) Financial Statements and Internal Audit Reports. First Philson shall promptly provide BT Financial with copies of its annual, quarterly and monthly financial statements for the periods ending between the date of this Reorganization Agreement and the Effective Time. First Philson shall promptly forward to BT Financial copies of its periodic internal audit reports.
First Philson shall also promptly provide or permit inspection of all reports filed by it and the Bank during such period with the Federal Reserve Board and the Comptroller, and copies of all notices or reports sent to its shareholders to the extent permitted by law and all material notices, reports, and review letters received from the Federal Reserve Board and the Comptroller. Until the Closing Date, First Philson will provide copies of all such financial statements and notices, reports and review letters to BT Financial on a prompt and timely basis.

     (c) Negative Covenants - Conduct of Business. Except with the prior written consent of BT Financial, neither First Philson nor any of its Subsidiaries, shall on or after the date hereof:

          (i) issue any capital notes or shares of its capital stock, declare or distribute any dividend, including any stock dividends, authorize a stock split, or authorize, issue or make any other distribution of, on, or with respect to, its capital stock except for (a) Permitted Dividends whose record dates and payable dates for such quarterly Permitted Dividends shall be synchronized with BT Financial's record dates and payable dates for dividends and First Philson shall confer with BT Financial prior to fixing any such record dates or payable dates, prior to any quarterly Permitted Divided distributions, and (b) the Option granted pursuant to the Stock Option Agreement between First Philson and BT Financial of even date herewith;

          (ii) merge with, consolidate with, sell its assets to, or acquire substantially all the assets of, any other corporation, bank or Person, or enter into any other transaction not in the ordinary course of business;

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

          (iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

          (iv) create or award any pension or profit sharing plan, bonus, deferred compensation, death benefit or retirement plan, or any other employee benefit, enter into any employment or consulting contract (written or otherwise), or grant any bonuses to any officer, director or employee;

          (v) amend its articles of incorporation or bylaws except as may be necessary to consummate the transactions contemplated by this Reorganization
          Agreement or as required by law;

          (vi) incur any liability or obligation or make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of business;

          (vii) increase the rate of compensation of any director, officer, employee or agent or enter into any agreement to increase the rate of compensation of any director, officer or employee, other than normal increases in the ordinary course of business and consistent with past practice;

          (viii) unless permitted by BT Financial, take any action that would entitle any employee to receive severance pay prior to the Closing Date;

          (ix) intentionally do anything or intentionally fail to do anything which will cause a breach or a default under any contract, agreement, commitment or obligation to which it is a party or by which it may be bound;

          (x) except for securities transactions effected in the ordinary course of business with the prior consent of BT Financial (which consent shall not be unreasonably withheld), make any capital expenditures in excess of $150,000 in the aggregate;

          (xi) modify or extend any service bureau contracts, hardware/software maintenance agreements, lease agreements or other contracts that involve annual payments that exceed $25,000 per contract or $100,000 in the aggregate;

          (xii) change its lending, borrowing, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, regulation or regulatory directives, except that, in connection with the closing of the transactions contemplated hereby, shall cooperate in good faith with BT Financial to adopt policies, practices and procedures consistent with those utilized by BT Financial and its Affiliates;

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

          (xiii) open or close any branch offices except for the proposed new office for Flex;

          (xiv) fail to pay any tax or any other liability or charge when due, other than charges contested in good faith by appropriate proceedings; or

          (xv) make, change or revoke any tax election or make any agreement or settlement with any taxing authority.

     (d) Consents and Approvals. First Philson and each of its Subsidiaries shall cooperate with BT Financial in furnishing such information concerning First Philson's business and affairs and its directors and officers as is reasonably necessary or requested in order to enable BT Financial to prepare and file the Registration Statement and all applications for Regulatory Approvals, and in obtaining such other consents required under any agreements which BT Financial shall request to be obtained to the extent required to consummate the Merger. First Philson and each of its Subsidiaries shall use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

     (e) Notice of Changes. Until the Effective Time, First Philson and each of its Subsidiaries shall give BT Financial prompt written notice of any material change or inaccuracies in any data previously given or made available to BT Financial pursuant to this Reorganization Agreement. Notice of changes to
Schedule 4.01(m) of this Reorganization Agreement shall be effected by promptly furnishing to BT Financial current monthly lists of doubtful, nonperforming or problem loans.

     (f) Acquisition Proposals. Neither First Philson nor any of its Subsidiaries, nor any of its officers or directors or the officers and directors of its Subsidiaries, nor any of its other affiliates (as defined in Rule 12b-2 under the Exchange Act) (each, an "Affiliate") shall, and First Philson shall cause it and its Subsidiaries' its employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by and any individual member or employee of the foregoing) (each, an "Agent") not to,

          (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of them or their respective shareholders) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or

PT:#23621 v8($8507!.WPD)          35

          (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition
          Proposal, or

          (iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal.

     Notwithstanding the foregoing, nothing herein shall prohibit First Philson or its board of directors and officers from fulfilling their fiduciary duties under Delaware or federal law to the shareholders of First Philson. First Philson shall notify BT Financial immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, them or any individual or entity referred to in the first sentence of this
Section 4.04(f).

     (g)  Indemnification.

          (i) First Philson will indemnify and hold harmless BT Financial and each Person, if any, who controls BT Financial within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which BT Financial or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission was provided in writing by First Philson or any of its Subsidiaries to BT Financial or (B) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any First Philson shareholder to the extent that any such statement or omission was provided in writing by First Philson or any of its Subsidiaries to BT Financial, and First Philson will reimburse BT Financial and each such controlling Person for any legal or other expenses reasonably incurred by BT Financial or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that First Philson will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, the Joint Proxy Statement/Prospectus or any amendment or supplement

PT:#23621 v8($8507!.WPD)          36
          thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by the other Parties specifically for use therein. This indemnity agreement will be in addition to any liability which First Philson may otherwise have.

          (ii) Promptly after receipt by an indemnified party under this Section 4.04(g) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.04(g), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.04(g). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.04(g) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (iii) If recovery is not available under the foregoing indemnification provisions of this Section 4.04(g) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. First Philson and BT Financial agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocations.

     (h) Deposits. First Philson shall offer rates on all deposits which are in accordance with present institutional guidelines and which are priced within local competitor offerings. Further, First Philson shall not accept any broker or out of area deposits and shall price all "jumbo deposits" in accordance with existing practice. Such jumbo deposits shall be offered only to local retail, public or corporate accounts.

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

     (i) Furnishing Information. First Philson and each of its Subsidiaries shall cooperate with BT Financial in furnishing such information concerning the business of First Philson and each of its Subsidiaries as is reasonably necessary or requested in order to prepare and file the Registration Statement and Joint Proxy Statement/Prospectus to be used in connection with the meeting of the stockholders of as provided in Section 3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals.

     (j)  Certain Tax Matters.

          (i) Tax Returns and Payment of Taxes for Periods Through the Closing Date. First Philson shall include its income on its federal income tax return for all periods up to and including the Closing Date and will pay any tax due thereon. First Philson also shall pay its state or local income tax for all taxable periods up to and including the Closing Date. The income of First Philson shall be apportioned for the period up to and including the Closing Date and the period after the Closing Date by closing the books of First Philson as of the close of business on the Closing Date.

          (ii) Carrybacks. If is required to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date to a tax return of First Philson for any taxable period ending on or before the Closing Date, BT Financial will be entitled to an amount equal to the refund or credit of taxes realized as a result thereof.

     4.05. Covenants of BT Financial. BT Financial hereby covenants and agrees that:

     (a) Access to Corporate Records. Until the Closing Date, BT Financial shall give First Philson and its representatives full access during normal business hours to all its property, documents, contracts and records and such information with respect to its business affairs and properties (in each case including those of its Subsidiaries) as First Philson from time to time may reasonably request; provided, however, that BT Financial shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this
Section 4.05(a) shall be and remain subject to the confidentiality provisions of Section 2.09 of this Reorganization Agreement.

     (b) Financial Statements. BT Financial shall promptly provide First Philson with copies of its annual and quarterly financial statements, as included in its reports on Form 10-K or 10-Q, respectively, as filed with the SEC pursuant to the requirements of the Exchange Act, for the periods ending between the date of this Reorganization Agreement and the Effective Time. Until the Closing Date, BT Financial will provide copies of any reports it files with the SEC under the Exchange Act to First Philson on a prompt and timely basis.

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

     (c) Consents and Approvals. BT Financial shall use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

     (d) Notice of Changes. Until the Effective Time, BT Financial shall give First Philson prompt written notice of any material change or inaccuracies in any data previously given or made available to First Philson pursuant to this Reorganization Agreement.

     (e) Furnishing Information. BT Financial shall cooperate with First Philson in furnishing such information concerning the business of BT Financial as is reasonably necessary or requested in order to prepare and file the Registration Statement and Joint Proxy Statement/Prospectus to be used in connection with the meetings of the shareholders of First Philson as provided in
Section 3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals. BT Financial shall provide to First Philson and their respective counsel a copy of the Registration Statement and each application for regulatory or governmental approval, including all amendments to such documents, in draft form prior to filing and, as soon as practicable after the date of filing, a copy of the filing. BT Financial shall provide to First Philson and their respective counsel a copy of all correspondence to and from the various regulatory agencies with respect to the Registration Statement and the regulatory applications.

     (f) Indemnification of and Liability Insurance for Officers and Directors.

          (i) After the Effective Time, BT Financial, as successor to First Philson, shall indemnify and hold harmless any former directors, officers, employees or agents of First Philson or any of its Subsidiaries who have rights to indemnification under the articles of incorporation and bylaws of First Philson from and against any and all claims, losses, liabilities or damages arising out of or in connection with any of their activities in such capacities or on behalf of, or at the request of First Philson, prior to the Effective Time ("Claims") in accordance with and to the extent required under the articles of incorporation and bylaws of First Philson. This section shall not be construed to increase, in any manner, any liabilities or obligations BT Financial would otherwise have as the successor by merger to First Philson.

          (ii) BT Financial will indemnify and hold harmless First Philson and each Person, if any, who controls First Philson within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which BT Financial or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, or any related

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

          preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission relates to BT Financial or (B) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any shareholder to the extent that any such statement or omission relates to BT Financial, and will reimburse and each such controlling Person for any legal or other expenses reasonably incurred by or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that BT Financial will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by First Philson specifically for use therein. This indemnity agreement will be in addition to any liability which BT Financial may otherwise have.

          (iii) Promptly after receipt by an indemnified party under this Section 4.05(f) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.05(f), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.05(f). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.05(f) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (iv) If recovery is not available under the foregoing indemnification provisions of this Section 4.05(f) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted

PT:#23621 v8($8507!.WPD)          40
          under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. First Philson and BT Financial agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocations.

     (g)  Employee Matters.

          (i)  Any full-time employee of First Philson, subject to
          Section 4.02(q), whose employment with First Philson or any of its Subsidiaries is terminated, other than for cause, by BT Financial within six months after the Effective Time, and not offered a comparable job with BT Financial or an affiliate of BT Financial, will be paid severance pay equal to one week's W-2 compensation multiplied by each year of service with First Philson or any of its Subsidiaries not exceeding three months salary. For purposes of this section, a job shall not be considered comparable if it requires the employee to work less than 30 hours per week or is at a location more than 30 miles from First Philson's main office.

          (ii) All employees of First Philson or any of its Subsidiaries immediately prior to the Effective Time who are employed by BT Financial following the Effective Time ("Transferred Employees") will be entitled to participate in BT Financial's employee benefit plans as to which they are eligible without fulfilling any vesting requirement and shall be entitled to credit for their length of service, compensation, job classification or position with First Philson or any of its Subsidiaries, to the extent permissible under all applicable laws and regulations and the terms and benefits of BT Financial's current benefit plans or those of its Affiliates. BT Financial agrees that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by First Philson on the date of the Merger and then change coverage to BT Financial's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in BT Financial's health plans. Except with respect to any defined benefit pension plan sponsored by BT Financial or an Affiliate of BT Financial, a Transferred Employee's service with First Philson or any of its Subsidiaries shall be recognized as service with BT Financial for purposes of eligibility, participation, vesting, and benefit accruals, subject to applicable break-in-service rules and to the extent permissible under all applicable laws and regulations and the terms and benefits of BT
          Financial's current benefit plans or those of its Affiliates. With

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


          respect to any defined benefit pension plans sponsored by BT Financial or an Affiliate of BT Financial, a Transferred Employee's service with First Philson or any of its Subsidiaries shall be recognized as service with BT Financial for purposes of eligibility, participation, vesting, benefit accruals, subject to the extent permissible under all applicable laws and regulations and the terms and benefits of BT Financial's current benefit plans or those of its Affiliates.

     Nothing contained in this Section shall be deemed to be a contract for employment nor a guaranty or right to employment with BT Financial or its Affiliates for any Person, nor shall anything contained in this Section constitute an agreement by BT Financial or its Affiliates not to revise, amend, revoke, or terminate any employee benefit plan or arrangement that it may in the future make available to its employees, including Transferred Employees. Notwithstanding anything contained herein to the contrary, the obligations of BT Financial contained in this Section shall survive the Closing.

     (h) Registration Statement and Joint Proxy Statement. BT Financial shall prepare, and shall file with the SEC, and shall use its best efforts to cause to become effective, the Registration Statement covering the shares of BT Financial Common Stock to be delivered pursuant to this Reorganization Agreement and shall use its best efforts to register or qualify such securities, if required, under applicable state securities laws. If any material change occurs in the facts set forth in the Registration Statement, BT Financial shall promptly notify First Philson in writing of such change (other than with respect to information supplied by First Philson for inclusion therein) and shall prepare, in accordance with the requirements of the Securities Act of 1933, as amended, and file amendments to the Registration Statement that may be appropriate or required.


                            ARTICLE V
                       CONDITIONS PRECEDENT

     5.01. Conditions Precedent to the Obligations of BT Financial. The obligations of BT Financial to consummate the transactions contemplated by this Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by BT Financial to the extent permitted by law:

     (a) Performance of Covenants. Each of the covenants to be performed by First Philson hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of First Philson shall each have executed and delivered to BT Financial a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

PT:#23621 v8($8507!.WPD)          42

     (b) Representations True at Closing. The representations and warranties made by First Philson herein and in any certificate provided to BT Financial hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), except that the representations made in Section 4.01(q) shall be modified by the results of the Phase I assessment referred to in Section 4.03(b), and the President and Secretary of First Philson shall each have executed and delivered to BT Financial a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (c) Certified Resolutions. First Philson and the Bank shall each have furnished BT Financial with a certified copy of resolutions duly adopted by each of its Board of Directors authorizing and approving this Reorganization Agreement and the transactions contemplated hereby and by the shareholders of the Bank approving this Reorganization Agreement and the transactions contemplated thereby.

     (d) Shareholder Approval. This Reorganization Agreement shall have been approved by the affirmative vote of a majority of the votes cast by all holders of BT Financial Common Stock entitled to vote thereon. This Reorganization Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of First Philson Common Stock, and First Philson shall have furnished BT Financial with a certified copy of resolutions duly adopted by its shareholders authorizing and approving this Reorganization Agreement and the transactions contemplated hereby.

     (e) Government Approvals and Other Consents. BT Financial and First Philson and their Subsidiaries shall have received in form and substance satisfactory to BT Financial all necessary federal and state Regulatory Approvals, shareholder or other consents necessary to permit consummation of the Merger and the Bank Merger transactions contemplated hereby and all applicable waiting periods required by law shall have expired or elapsed.
No such approvals and consents shall require BT Financial or such Subsidiary to enter into any agreement or stipulation that is inconsistent with prior Federal Reserve, Comptroller, FDIC or Department of Banking practice or procedure, Delaware and Pennsylvania law and all applicable waiting periods required by law shall have expired or elapsed.

     (f) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Reorganization Agreement, the consummation of the transactions contemplated hereby or the Merger, which, in the good faith judgment of BT Financial, would make it inadvisable to consummate such transactions.

PT:#23621 v8($8507!.WPD)          43

     (g) No Material Misstatements or Omissions. Subject to the cure provisions of Section 2.07(f), BT Financial shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to BT Financial hereunder, or in the information to be furnished by First Philson or any of its Subsidiaries and contained in the Registration Statement.

     (h) Changes in Financial Condition. Since the date of this Reorganization Agreement, there shall not have occurred any material adverse change in the business, financial condition, or results of operation of First Philson on a consolidated basis, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally.

     (i) Registration Statement. The Registration Statement covering the shares of BT Financial Common Stock to be issued to the shareholders of First Philson under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

     (j)  Opinion of Counsel.  An opinion of Plowman, Spiegel &
Lewis, P.C. counsel for First Philson shall have been delivered to BT Financial, dated the Closing Date, and in form and substance satisfactory to BT Financial and its counsel, substantially to the effect that:

          (i) First Philson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as described in the Joint Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of First Philson consists of 10,000,000 shares of common stock having a par value of $2.50 per share, of which 1,742,400 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of First Philson Common Stock are validly issued, fully paid and nonassessable.

          (ii) The Bank is a national banking association duly organized and validly existing under the National Bank Act. The Bank has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The Bank's deposits are insured by the Bank Insurance Fund of the FDIC. The authorized capital stock of the Bank consists of 300,000 shares of common stock having a par value of $10 per share, of which all shares are issued and outstanding as of the date hereof and no shares are held in the treasury of the Bank. All issued and outstanding shares of the Bank Common Stock are validly issued, fully paid and nonassessable. There is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating the Bank to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on

PT:#23621 v8($8507!.WPD)          44
          account of stock appreciation. First Philson owns all of the issued and outstanding common stock of the Bank.

          (iii) Flex Organization and Capitalization. Flex Financial Consumer Discount Company ("Flex") is a finance company validly existing under the laws of the Commonwealth of Pennsylvania. Flex has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Flex consists of 1,000 shares of common stock having a par value of $1.00 per share. All issued and outstanding shares of Flex common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by First Philson.


          (iv) This Reorganization Agreement has been, and the Articles and Certificate of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by First Philson, and constitute and will constitute the valid and binding obligations of First Philson and are and will be enforceable in accordance with their respective terms, except as limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions, (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (v) Neither the execution, delivery and performance of this Reorganization Agreement by First Philson, nor the consummation of the transactions contemplated hereby, nor compliance by First Philson with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of First Philson or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of First Philson or the Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Philson or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may

PT:#23621 v8($8507!.WPD)          45
          be subject, except for such violations, conflicts, breaches, defaults, etc. which would not, in the aggregate, have a material adverse effect on First Philson's business or financial condition on a consolidated basis, or (ii) to its knowledge, violate any judgement, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

          (vi) First Philson has obtained all necessary federal and state governmental and Regulatory Approvals in order to consummate the Merger.

          (vi) The Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.


     In expressing such opinion, counsel may rely on certificates of officers and other representatives of First Philson as to matters of fact and certificates of public officials as to matters within their jurisdiction. Such opinion shall be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991).

     (k) Expenses. First Philson shall have paid all out-of-pocket expenses and disbursements, including legal, accounting and investment banking fees incurred by First Philson in connection with the Transactions, except for reasonable out-of-pocket expenses actually incurred that the parties acknowledge have not been billed on or before the Closing Date; and the President and Secretary of First Philson shall each have executed and delivered to BT Financial a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (l) Tax Opinion. BT Financial shall have received an opinion of Pepper Hamilton LLP, in form and substance reasonably satisfactory to BT Financial, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that accordingly no gain or loss will be recognized by BT Financial or First Philson as a result of the Merger; and (ii) no gain or loss will be recognized by First Philson's shareholders as a result of the receipt of BT Financial Common Stock in the Merger. In rendering such opinion, Pepper Hamilton may require and rely upon representations contained in certificates of officers of BT Financial, First Philson, and others.

     (m) Pooling Letter. BT Financial shall have received from PricewaterhouseCoopers LLP, independent accountants for BT Financial, a letter dated the date of or shortly prior to the mailing date of the Joint Proxy Statement/Prospectus and the Effective Time, to the effect that such accountants are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment.

PT:#23621 v8($8507!.WPD)          46

     (n) Affiliates Agreements. BT Financial shall have received duly executed Affiliates' Agreements from each director and officer of BT Financial and First Philson in the forms of Exhibits A and B respectively.

     5.02. Conditions Precedent to the Obligations of First Philson. The obligations of First Philson to consummate the transactions contemplated by this Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by First Philson to the extent permitted by law:

     (a) Performance of Covenants. Each of the covenants to be performed by BT Financial hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of BT Financial shall each have executed and delivered to First Philson a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (b) Representations True at Closing. The representations and warranties made by BT Financial herein and in any certificate provided by BT Financial hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), and the President and Secretary of BT Financial shall each have executed and delivered to First Philson a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (c) Certified Resolutions. BT Financial and Laurel Bank shall each have furnished First Philson with a certified copy of resolutions duly adopted by the Board of Directors of BT
Financial and Laurel Bank authorizing this Reorganization
Agreement and the transactions contemplated hereby and by the shareholder of Laurel Bank approving this Reorganization
Agreement and the transactions contemplated hereby.

     (d) Shareholder Approval. This Reorganization Agreement shall have been approved by the affirmative vote of a majority of the votes cast by all holders of First Philson Common Stock entitled to vote thereon. This Reorganization Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of BT Financial Common Stock, and BT Financial shall have furnished First Philson with a certified copy of resolutions duly adopted by its shareholders authorizing and approving this Reorganization Agreement and the transactions contemplated hereby.

     (e) Government Approvals and Other Consents. BT Financial and First Philson and their Subsidiaries shall have received in form and substance satisfactory to BT Financial all necessary federal and state governmental and Regulatory Approvals, shareholder approvals and other consents necessary to permit consummation of the Merger and the Bank Merger transactions

PT:#23621 v8($8507!.WPD)          47
contemplated hereby, and all applicable waiting periods required by law shall have expired or elapsed. No such approvals and consents shall require First Philson or its Subsidiaries to enter into any agreement or stipulation that is inconsistent with prior Federal Reserve, Comptroller, FDIC, Department of Banking practice or procedure, or Delaware or Pennsylvania law.

     (f) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Reorganization Agreement, the consummation of the transactions contemplated hereby or the Merger, which, in the good faith judgment of First Philson, would make it inadvisable to consummate such transactions.

     (g) No Material Misstatements or Omissions. Subject to the cure provisions of Section 2.07(f), First Philson shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to hereunder, or in the information to be furnished by BT Financial or its Subsidiaries and contained in the Registration Statement.

     (h) Changes in Financial Condition. Since the date of this Reorganization Agreement, there shall not have occurred any material adverse change in the business financial condition, or results of operation of BT Financial on a consolidated basis, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally.

     (i) Registration Statement. The Registration Statement covering the shares of BT Financial Common Stock to be issued to the shareholders of First Philson under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

     (j) Opinion of BT Financial and Counsel. An opinion of Pepper Hamilton LLP, counsel for BT Financial, shall have been delivered to First Philson, dated the Closing Date, and in form and substance satisfactory to and its counsel, substantially to the effect that:

          (i) BT Financial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as described in the Joint Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of BT Financial consists of 20,000,000 shares of common stock having a par value of $5.00 per share, of which 12,985,292 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, no par value, none of which are issued and

PT:#23621 v8($8507!.WPD)          48
          outstanding as of the date hereof. All issued and outstanding shares of BT Financial Common Stock are validly issued, fully paid and nonassessable.

          (ii) Laurel Bank is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and a member of the Federal Reserve System. Laurel Bank has full power and authority to carry on its business as described in the Joint Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Laurel Bank consists of 981,864 shares of common stock having a par value of $5.00 per share. All issued and outstanding shares of Laurel Bank Common Stock are validly issued, fully paid and nonassessable.

          (iii) This Reorganization Agreement has been, and the Articles and Certificate of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by BT Financial, and constitute and will constitute the valid and binding obligations of BT Financial and are and will be enforceable in accordance with their respective terms, except as limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions, (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) Neither the execution, delivery and performance of this Reorganization Agreement by BT Financial, nor the consummation of the transactions contemplated hereby, nor compliance by BT Financial with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BT Financial or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of BT Financial or Laurel Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BT Financial or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, etc. which

PT:#23621 v8($8507!.WPD)          49
          would not, in the aggregate, have a material adverse effect on BT Financial's business or financial condition on a consolidated basis, or (ii) to its knowledge, violate any judgement, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

          (v) BT Financial has obtained all necessary federal and state governmental and Regulatory Approvals in order to consummate the Merger.

          (vi) The Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

In expressing such opinion, counsel may rely on certificates of officers and other representatives of BT Financial as to matters of fact and certificates of public officials as to matters within their jurisdiction. Such opinion shall be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991).

     (k) Fairness Opinion. First Philson shall have received an opinion from Hopper Soliday & Co. dated prior to the date of the Joint Proxy Statement/Prospectus that the consideration to be paid to shareholders of First Philson pursuant to this Reorganization Agreement is fair from a financial point of view to the shareholders of First Philson.

     (l) Tax Opinion. First Philson shall have received an opinion of Pepper Hamilton LLP, in form and substance reasonably satisfactory to First Philson, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that accordingly no gain or loss will be recognized by BT Financial, Laurel Bank or First Philson as a result of the Merger; and (ii) no gain or loss will be recognized by First Philson's shareholders as a result of the receipt of BT Financial Common Stock in the Merger. In rendering such opinion, Pepper Hamilton may require and rely upon representations contained in certificates of officers of BT Financial, First Philson, Laurel Bank and others.

     (m) Pooling Letter. First Philson shall have received from PricewaterhouseCoopers LLP, independent accountants for BT Financial, a letter dated the date of or shortly prior to the mailing date of the Joint Proxy Statement/Prospectus and the Effective Time, to the effect that such accountants are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment.

     5.03. Waivers. A condition precedent as set forth in this Article V shall be deemed to be satisfied if it has been materially and reasonably satisfied, and no Party shall fail to consummate the transactions described herein by reason of a breach of any covenant or the

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

failure to satisfy a condition precedent unless such breach or failure is material to such transactions as a whole. Any condition waived in writing by the Party entitled to the benefit thereof shall thereafter cease to be a condition precedent for purposes of this Article V.


                           ARTICLE VI
                      BROKERS AND EXPENSES

     6.01. Brokers. BT Financial represents and warrants to First Philson that no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby. First Philson represents and warrants to BT Financial that no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby. Each Party shall be indemnified and held harmless by the other from any claim, suit, loss or expense resulting from a breach of the other party's foregoing representation and warranty.

     6.02. Expenses. Except as otherwise provided in this Reorganization Agreement, all expenses incurred by each Party in connection with or related to the authorization, preparation and execution of this Reorganization Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such Party, shall be borne solely and entirely by the Party which has incurred the same.


                           ARTICLE VII
                          MISCELLANEOUS

     7.01. Further Assurances. (a) From time to time as and when requested by BT Financial or Laurel Bank, or their respective successors or assigns, First Philson, or the officers and directors of First Philson last in office prior to consummation of the Merger, shall execute and deliver such agreements, documents and other instruments necessary to permit the Bank Merger to take place, subject to the completion of the Merger; (b) such further agreements, documents, deeds and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of First Philson, as shall be necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Reorganization Agreement.

     7.02.     Survival of Representations, Warranties and
Covenants. All representations, warranties and covenants in this Reorganization Agreement or in any instrument delivered

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

pursuant hereto shall expire on, and be terminated and extinguished on, the Closing Date, other than covenants that by their terms are to survive or be performed after the Closing
Date.

     7.03 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by first-class registered or certified mail, postage prepaid, with return receipt requested, as follows:

     (a)  If to First Philson, to:

                George W. Hay
                President
                First Philson Financial Corporation
                534 Main Street
                Berlin, Pennsylvania  15530

                with a copy to:

                Charles B. Jarrett, Jr., Esquire
                Plowman, Spiegel & Lewis, P.C.
                Grant Building, Suite 230
                Pittsburgh, PA  15219

     (b)  If to BT Financial:

                John H. Anderson
                Chairman and Chief Executive Officer
                BT Financial Corporation
                551 Main Street
                Johnstown, Pennsylvania 15901

                with a copy to:

                Dennis M. Sheedy, Esquire
                Pepper Hamilton LLP
                One Mellon Bank Center
                Pittsburgh, Pennsylvania 15219

or to such other address as any such Person may designate in writing to the other Parties at the addresses listed above, in accordance with this Section.

     7.04. Binding Effect. This Reorganization Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This

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

Reorganization Agreement may not be assigned by any Party without the express written consent of the other Parties.

     7.05. Headings. The Article, Section, paragraph and other headings in this Reorganization Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Reorganization Agreement.

     7.06. Counterparts. This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.07. Integration; No Third-Party Beneficiaries. This Reorganization Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the Parties hereto with respect to the subject matter hereunder. This Reorganization Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Sections 4.04(g) and 4.05(f).

     7.08. Severability. If any term or other provision of this Reorganization Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Reorganization Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Reorganization Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     7.09. Amendments. This Reorganization Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Sections 4.04(g) and 4.05(f). Any of the terms or conditions of this Reorganization Agreement may be waived at any time by the Party which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time before or after the vote of the shareholders of First Philson and BT Financial on this Reorganization Agreement to the extent permitted by law by agreement in writing, executed in the same manner as this Reorganization Agreement after authorization to do so by the Board of Directors of each Party; provided, however, that such action shall be taken only if, in the judgment of the Boards of Directors of each Party taking the action, such waiver or

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

such amendment or modification will not have a material adverse effect on the benefits intended under this Reorganization Agreement to such Party and its shareholders following approval of this Reorganization Agreement by the shareholders of First Philson, unless this Reorganization Agreement, as modified, is resubmitted to the shareholders of First Philson and BT Financial for their approval.

     7.10. Governing Law. This Reorganization Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and, where the context so requires, under applicable federal law.

     7.11. Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Reorganization Agreement.

     IN WITNESS HEREOF, each Party hereto has caused this Reorganization Agreement to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first above set forth.



ATTEST:                                First Philson Financial Corporation


     /s/Cathy E. Webreck               /s/Geo. W. Hay
                                          George W. Hay
          Secretary                       President and Chief Executive Officer
       (Corporate Seal)



ATTEST:                                BT Financial Corporation


    /s/ Laura L. Roth                  /s/John H. Anderson
                                          John H. Anderson
         Secretary                        Chairman and Chief Executive Officer
      (Corporate Seal)





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

      Schedule 4.01(f) First Philson Financial Statements



     There are no exceptions to the criteria set forth in Section
4.01(f) with respect to financial statements and other SEC documents.





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


               Schedule 4.01(m) First Philson Loans



     None.


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


           Schedule 4.01(p) First Philson Real Property

 1.  Headquarter Office
     534 Main Street
     Berlin, PA 15530

 2.  Berlin Office
     506 Main Street
     Berlin, PA 15530

 3.  Somerset Office
     509 E. Main Street (Route 31)
     Somerset, PA 15501

 4.  Vacant Lot
     East side of 509 Main Street (Route 31)
     Somerset, PA 15501

 5.  New Centerville Office
     2937 New Centerville Road (Route 281)
     Rockwood, PA 15557

 6.  Confluence Office
     508-510 Hugart Street
     Confluence, PA 15424

 7.  Old Trails Office
     4640 National Pike (Route 40)
     Markleysburg, PA 15459

 8.  Indian Head Office
     2066 Indian Head Road
     Indian Head, PA 15446

 9.  Shanksville Office
     1235 Main Street
     Shanksville, PA 15560

10.  Stoystown Office
     100 East Main Street
     Stoystown, PA 15563


All documents, including deeds, relating to real estate owned by First Philson have been provided or made available to BT
Financial.

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

     Schedule 4.01(q) First Philson Environmental Conditions



     None.


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

     Schedule 4.01(q)(iii) First Philson Governmental Filings



     None.


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


              Schedule 4.01(s) First Philson Leases

REAL PROPERTY LEASED:

1.   Meyersdale Office
     7109 Mason Dixon Highway (Route 219)
     Meyersdale, PA 15552

2.   Flex Financial Consumer Discount Company
     1111 West Main Street (Route 31)
     Somerset, PA 15501


PERSONAL PROPERTY LEASED:

1.   Paragon II Postage Equipment
     Model SP6K
     506 Main Street
     Berlin, PA 15530

2.   Time and Temperature Sign
     (8 Locations)
     509 East Main Street, Somerset
     7109 Mason Dixon Highway, Meyersdale
     2937 New Centerville Road, Rockwood
     508-510 Hugart Street, Confluence
     4640 National Pike, Markleysburg
     2066 Indian Head Road, Indian Head
     1235 Main Street, Shanksville
     100 East Main Street, Stoystown

3.   Credit Report Machine (2)
     506 Main Street, Berlin
     509 East Main Street, Somerset


All leases of real and personal property of First Philson have been provided or made available to BT Financial.

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


        Schedule 4.01(t) First Philson Material Contracts



All material contracts have been submitted or made available to BT Financial as provided in Section 4.01(t).


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


         Schedule 4.01(v) First Philson Employee Benefits

1.   Medical Insurance
     Blue Cross/Blue Shield

2.   Section 125 (flexible medical and child care expense)
     Benefit Coordinators Corporation

3.   Dental Insurance
     Delta Dental

4.   Life Insurance
     UNUM Insurance Company

5.   Long Term Disability
     CNA Insurance

6.   Short Term Disability
     Self-Insured through the Bank

7.   401k Plan (Cash Op)
     First Philson Bank, N.A. Cash Op Plan
     Self-Directed Investments in Mutual Funds through Putnam
     Investments

8.   Defined Benefit Plan
     First Philson Bank, N.A. Pension Plan

9.   Employee Stock Ownership Plan
     First Philson Bank, N.A. Employee Stock Ownership Plan <F*>

10.  Executive Supplement Income Plan
     Massachusetts Mutual Insurance Company (George Hay and
     Theodore Deskevich -
     annual premium being paid)
     Reliance Standard Insurance Company (10 current employees and 6 former employees)
     Metropolitan Life (2 former employees)
     First Colony Life (3 former employees)

[FN]
<F*> The plan has been terminated subject to final approval of the Internal Revenue Service.

All "employee benefit plans" of First Philson have been provided or made available to BT Financial.

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

       Schedule 4.01(w) First Philson Employment Contracts



     First Philson and/or the Bank have entered into employment contracts with George W. Hay, Theodore Deskevich, David A. Finui and James D. Zimmerman, copies of which contracts have been submitted to BT Financial.


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

            Schedule 4.01(y) First Philson Bond Claim


     There is existing one claim against the Bank's fidelity bond carrier with respect to a defalcating employee. The details of the matter have been submitted to BT Financial.

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

           Schedule 4.01(cc) First Philson Investments


     None.

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
                                                       Exhibit A


               First Philson Financial Corporation
                      Affiliate's Agreement


     The undersigned, in connection with the Agreement and Plan of Reorganization dated as of <Closing Date> (the "Agreement"), by and between First Philson Financial Corporation ("First Philson") and BT Financial Corporation ("BT Financial") does hereby represent, warrant, undertake and agree as follows:

     1. The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of First Philson as the term "affiliate" is used in and for purposes of Section 201.01 of the SEC's Codification of Financial Reporting Policies (formerly SEC Accounting Series Releases 130 and 135) and Rule 145 of the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission thereof;

     2. The shares of BT Financial Common Stock to be issued to the undersigned upon conversion of shares of First Philson Common Stock (such shares of BT Financial Common Stock to be issued to the undersigned being referred to herein as the "BT Financial Shares") are not being acquired with a view toward their distribution except to the extent and in the manner permitted by paragraph (d) of Rule 145 of the Act; and

     3. Within the 30 days prior to the Effective Time, the undersigned has not sold, exchanged, transferred, pledged, disposed of or in any other way reduced his risk relative to, and will not sell, exchange, transfer, pledge, dispose of or in any other way reduce his risk relative to, any shares of First Philson Common Stock or BT Financial Common Stock owned of record or beneficially by the undersigned.

     The undersigned does hereby further undertake and agree as follows:

     1. The undersigned will not sell, exchange, transfer, pledge, dispose of or in any other way reduce his risk relative to his BT Financial Common Stock until BT Financial, pursuant to
Section 201.01 of the SEC's Codification of Financial Reporting Policies shall have published combined financial results covering a period of at least 30 days of post-Merger combined operations subsequent to the Effective Time; and

     2. The undersigned will not sell or otherwise dispose of his BT Financial Shares except in accordance with applicable provisions of the Act and the rules and regulations thereunder;
and

     3. The certificates representing his BT Financial Shares will bear the following legend:

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


               "The shares represented by this
          certificate have been issued to the
          registered holder in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment except pursuant to (a) a current registration statement under the Act, or (b) a transaction which, in the opinion of counsel reasonably satisfactory to the issuer, is not required to be registered under the Act."

     Such legend shall be subject to prompt removal upon receipt of an opinion of counsel satisfactory to BT Financial to the effect that such removal conforms to then existing law.

     All capitalized terms which are not defined herein are used as they are defined in the Agreement.

     WITNESS the due execution hereof this ____ day of __________, 1999.



                                   ___________________________________



Accepted and Agreed:

BT Financial Corporation


By:____________________________


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


                                                        Exhibit B

                     BT Financial Corporation
                      Affiliate's Agreement


     The undersigned, in connection with the Agreement and Plan of Reorganization dated as of _________ 1999 (the "Agreement"), by and between First Philson Financial Corporation ("First Philson") and BT Financial Corporation ("BT Financial") does hereby represent, warrant, undertake and agree as follows:

     1. The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of BT Financial as the term "affiliate" is used in and for purposes of
Section 201.01 of the SEC's Codification of Financial Reporting Policies (formerly SEC Accounting Series Releases 130 and 135) and Rule 145 of the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission thereof;

     2. Within the 30 days prior to the Effective Time, the undersigned has not sold, exchanged, transferred, pledged, disposed of or in any other way reduced his risk relative to, and will not sell, exchange, transfer, pledge, dispose of or in any other way reduce his risk relative to, any shares of First Philson Common Stock or BT Financial Common Stock owned of record or beneficially by the undersigned; and

     3. The undersigned will not sell, exchange, transfer, pledge, dispose of or in any other way reduce his risk relative to his BT Financial Common Stock until BT Financial, pursuant to
Section 201.01 of the SEC's Codification of Financial Reporting Policies shall have published combined financial results covering a period of at least 30 days of post-Merger combined operations subsequent to the Effective Time.

     All capitalized terms which are not defined herein are used as they are defined in the Agreement.

     WITNESS the due execution hereof this ____ day of __________, 1999.


                                   ___________________________________
Accepted and Agreed:
BT Financial Corporation

By:____________________________

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